Exhibit 99.1

For Immediate Release

Chyron to Acquire Hego Group

The Combined Company will Create a New Driving Force in the Fields of TV Graphics, Data Visualization and Production Services for Live TV, News and Sports Production

 – Management to Discuss Transaction via Conference Call Today at 10 a.m. ET –

MELVILLE, N.Y. — March 11, 2013 — Chyron Corporation (NASDAQ: CHYR), a leading provider of Graphics as a Service for on-air and digital video applications, today announced that it has signed a definitive agreement to acquire Hego AB and its subsidiaries (collectively, “Hego Group”), a leading provider of powerful graphics and data visualization solutions for TV and sports. Hego Group is a privately-held company with its headquarters in Stockholm, Sweden, and has operations in Norway, Finland, Czech Republic, UK and USA. The combined company will be rebranded as ChyronHego.

The transaction will take the form of a stock transaction whereby Chyron will issue a number of shares of Chyron common stock which will represent 40% of its aggregate shares of common stock outstanding, including certain outstanding options, after the closing, in exchange for all of Hego’s outstanding capital stock. Upon the achievement of certain revenue milestones during 2013, 2014 and/or 2015, Hego’s shareholders will also be entitled to receive additional shares of Chyron common stock such that the total number of shares of Chyron common stock issued in the transaction is equal to 50% of the aggregate shares of Chyron common stock outstanding, including certain outstanding options, after the closing.

The transaction is subject to customary closing conditions, including the approval by Chyron’s shareholders, and is expected to close in the second quarter of 2013. Chyron’s board of directors unanimously approved the transaction and Chyron shareholders representing 40% of Chyron’s outstanding common stock have committed to vote in favor of the transaction. At the closing of the transaction, Johan Apel, chairman and CEO of Hego Group, will be elected to Chyron’s board of directors and will be appointed president and COO of ChyronHego. Michael Wellesley-Wesley, president and CEO of Chyron, will remain as ChyronHego CEO. Hego’s shareholders will also be entitled to appoint one other member to Chyron’s board of directors. Morpheus Capital Advisors acted as exclusive financial advisor and provided a fairness opinion to Chyron’s board of directors that the transaction was fair to Chyron and its shareholders from a financial point of view as of the date of this press release.

“The merger of Chyron and Hego brings together two pioneering companies to create a global leader in broadcast graphics creation, playout, and real-time data visualization. This is a truly transformative transaction for Chyron,” said Michael Wellesley-Wesley. “By combining the teams and resources of Chyron and Hego, we will deliver to our customers a highly diverse and compelling broadcast graphics capability.”

The Chyron and Hego product lines are complementary with very little overlap. Hego’s solutions predominantly address the needs of live sports production with product categories such as Augmented Reality and Virtual Product Placement, Telestration, and Production Services offerings based around their proprietary Image and Player Tracking solutions. For its part, Chyron has recently been more focused on graphics solutions for live and near-live news production workflows. Upon consummation of the transaction, it is anticipated that ChyronHego would vault to second place in terms of global market share.

Mr. Wellesley-Wesley also added, “Hego is a well-managed, fast growing, profitable company with state-of-the-art products. ChyronHego will be focused on near- and long-term value creation for its shareholders, and we believe its comprehensive and competitive product portfolio will quickly make it a market leader in our industry.”

“With this merger, we are looking forward to integrating Hego and Chyron solutions and working together to innovate new products and services,” stated Johan Apel, chairman and CEO of Hego Group. “Our objective is to develop powerful, easy-to-use solutions for sports, news and live TV. Hego has grown quickly over the last few years but this merger takes us to a whole new level, especially in North and South America where our offerings have been generating significant interest. We’re excited about this combined company and I believe that our customers are the real beneficiaries.”

Conference Call and Webcast: Hego Transaction, Fourth Quarter and Full Year 2012 Financial Results:

Chyron Corporation management will host a conference call on Monday, March 11, 2013, at 10:00 AM eastern time, to review the Hego transaction and the fourth quarter and full year 2012 results. Participants using the telephone should dial 877-556-5248 (U.S. and Canada) or 720-545-0029 (International), and enter conference code 20581174. Web participants are encouraged to go to http://investor.chyron.com or www.earnings.com. A replay will be available shortly after the call on http://investor.chyron.com, click on Events & Presentations.

About Chyron
Chyron (NASDQ: CHYR) is a leading provider of Graphics as a Service for on-air and digital video applications including newsrooms, studios, sports broadcasting facilities, and corporate video environments. An Emmy® Award-winning company whose products have defined the world of digital and broadcast graphics, Chyron’s graphics solutions include the Axis World Graphics online content creation software and order management system, on-air graphics systems, clip servers, channel branding, and graphics asset management solutions, all of which may be incorporated into the company’s BlueNet™ end-to-end graphics workflow. More information about Chyron products and services is available on the company websites: www.chyron.com and www.axisgraphics.tv. The company’s investor relations information is at www.chyron.com, click on “Investors”.

About Hego Group
Founded in 1969, Hego has spent over four decades helping broadcasters and the sports industry offer audiences a more engaging live entertainment experience. Hego has a reputation for being at the forefront of enhancing the presentation of live data and video through its innovative technology in real-time graphics, virtual graphics, touch and telestration, as well as its revolutionary 3D player tracking system. These capabilities are delivered either as products or as full production services.  For more information about the company and its offerings please see www.hegogroup.com.

Special Note Regarding Forward-looking Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the consummation of a merger transaction with Hego; our ability to combine Chyron and Hego product offerings and sales and marketing activities; current and future economic conditions that may adversely affect our business and customers; our revenues and profitability may fluctuate from period to period and therefore may fail to meet expectations, which could have a material adverse effect on our business, financial condition and results of operations; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our Axis online graphics creation solution or to develop other new products and services; our ability to generate sales and profits from our Axis online graphics services, workflow and asset management solutions; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; new product and service introductions by competitors; challenges associated with expansion into new markets; and, other factors discussed under the heading "Risk Factors" contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Important additional information will be filed with the SEC and distributed to shareholders of Chyron
Chyron intends to file with the SEC and mail to its shareholders a Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act in connection with the proposed transaction described in this document. The Proxy Statement will contain important information about Chyron, Hego, the proposed transaction, and other related matters. Chyron’s investors and security holders are urged to read this document carefully when it is available.

Chyron’s investors and security holders will be able to obtain free copies of the Proxy Statement and other documents to be filed with the SEC by Chyron regarding the transaction through the web site maintained by the SEC at www.sec.gov.

Chyron and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the purchase agreement. Information regarding Chyron’s directors and executive officers is contained in Chyron’s Form 10-K for the year ended December 31, 2012 and its most recent proxy statement dated April 6, 2012, which are filed with the SEC. Chyron’s proxy statement dated April 6, 2012 also contains information regarding the beneficial ownership of Chyron’s stock by Chyron’s directors and executive officers. A complete description of any interests of Chyron’s directors and executive officers in the transactions contemplated by the purchase agreement will be provided in the Proxy Statement.

Contact:
Chyron Investor Relations
Tel: (631) 845-2000, press 7
Email: IRelations@chyron.com

SOURCE Chyron